UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2005

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)

9 CENTENNIAL DRIVE
PEABODY, MASSACHUSETTS 01960
(Address of principal executive offices, including zip code)

(978) 977-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURES

Item 3.02. Unregistered Sales of Equity Securities.

     ScanSoft, Inc. (the “Company”) entered into a definitive agreement on March 11, 2005 to issue approximately 1.54 million shares of its Common Stock, par value $0.001 per share, and to pay approximately $6.0 million in cash (net of expected cash on hand at closing), subject to adjustment, in aggregate consideration for the acquisition of all of the outstanding capital stock of a privately held entity. The transaction is currently expected to be consummated by April 30, 2005. The shares will be issued pursuant to exemptions from registration provided under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to rely on the exemptions provided by Regulation D and Regulation S promulgated under the Securities Act in connection with such issuance based on the representations made by certain of the intended recipients of the Common Stock as to their status as accredited investors and non-U.S. persons.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.
By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Senior Vice President and CFO

Date: March 17, 2005